Exhibit 99.1

JoS. A. Bank Clothiers Reports Fiscal Year 2010 Results; Profits Increase 21%

HAMPSTEAD, Md.--(BUSINESS WIRE)--March 30, 2011--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: JOSB) announces today record results for its fiscal year ended January 29, 2011 (“fiscal year 2010”).

Net income for fiscal year 2010 increased 21% to a record $85.8 million, as compared with net income of $71.2 million for the fiscal year ended January 30, 2010 (“fiscal year 2009”). Earnings per share for fiscal year 2010 increased 20% to $3.08 as compared with earnings per share of $2.56 for fiscal year 2009.

Net sales reached a record of $858.1 million in fiscal year 2010, representing an 11.4% gain as compared with net sales of $770.3 million in fiscal year 2009. Comparable store sales increased 7.0% during fiscal year 2010, while Direct Marketing sales increased 24.4%.

“2010 was another very successful year for the Company,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “We realized double digit sales growth again through strong comparable store sales and Direct Marketing sales, combined with the sales contribution from the 36 new stores we added during the year. Additionally, we generated net income growth of 21% as we continued to gain leverage, primarily through margin expansion and expense control. Our cash from operating activities grew 25% and our financial position remains very strong. Once again, we ended the year with no debt. With this quarter’s results, we have achieved earnings growth in 37 of the past 38 quarters when compared to the respective prior year periods, including 19 quarters in a row,” continued Mr. Black.

A conference call to discuss fiscal year 2010 earnings will be held Thursday, March 31, 2011 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-230-1059 or (International) 612-234-9959 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on March 31, 2011 until April 7, 2011 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 196991. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share adjusted for the 50% stock dividend that the Company announced on June 17, 2010, under which stockholders of record as of July 30, 2010 received one additional share of common stock for each two shares then owned. The stock dividend was distributed on August 18, 2010.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 510 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity, financial condition and operations. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 29, 2011. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 30, 2010 AND JANUARY 29, 2011
(In Thousands, Except Share Information)

	January 30, 2010	January 29, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,853	$80,979
Short-term investments	169,736	189,789
Accounts receivable, net	5,860	9,525
Inventories	218,321	233,310
Prepaid expenses and other current assets	16,035	19,494
Total current assets	431,805	533,097
NONCURRENT ASSETS:
Property, plant and equipment, net	124,139	128,603
Other noncurrent assets	420	337
Total assets	$556,364	$662,037
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,225	$31,505
Accrued expenses	85,256	88,165
Deferred tax liability - current	5,064	5,276
Total current liabilities	108,545	124,946
NONCURRENT LIABILITIES:
Long-term debt	-	-
Deferred rent	51,853	49,279
Deferred tax liability - noncurrent	1,608	4,147
Other noncurrent liabilities	1,048	989
Total liabilities	163,054	179,361
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $1.00 par, 500,000 shares authorized, none issued or outstanding	-	-
Common stock, $.01 par, 45,000,000 shares authorized, 27,526,744 issued and outstanding at January 30, 2010 and 27,622,054 issued and outstanding at January 29, 2011	183	275
Additional paid-in capital	83,249	86,792
Retained earnings	309,823	395,531
Accumulated other comprehensive gains	55	78
Total stockholders’ equity	393,310	482,676
Total liabilities and stockholders’ equity	$556,364	$662,037

Note: The foregoing audited Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of January 30, 2010 and as of January 29, 2011) and do not include the Notes, which are an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, which was filed with the Securities and Exchange Commission on March 30, 2011.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED JANUARY 31, 2009, JANUARY 30, 2010 and JANUARY 29, 2011
(In Thousands, Except Per Share Information)

	Fiscal Year
	2008	2009	2010
NET SALES	$695,908	$770,316	$858,128
Cost of goods sold	264,954	298,193	320,585
GROSS PROFIT	430,954	472,123	537,543
OPERATING EXPENSES:
Sales and marketing, including occupancy costs	277,354	293,663	326,464
General and administrative	58,111	61,057	69,472
Total operating expenses	335,465	354,720	395,936
OPERATING INCOME	95,489	117,403	141,607
OTHER INCOME (EXPENSE):
Interest income	856	375	589
Interest expense	(379)	(395)	(136)
Total other income (expense)	477	(20)	453
Income before provision for income taxes	95,966	117,383	142,060
Provision for income taxes	37,558	46,228	56,261
NET INCOME	$58,408	$71,155	$85,799

PER SHARE INFORMATION
Earnings per share:
Basic	$2.14	$2.59	$3.11
Diluted	$2.11	$2.56	$3.08
Weighted average shares outstanding:
Basic	27,321	27,452	27,553
Diluted	27,668	27,785	27,851

Note: The foregoing audited Consolidated Statements of Income are excerpts from our Consolidated Financial Statements for each of the three years ended January 29, 2011 and do not include the Notes, which are considered an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2011 which was filed with the Securities and Exchange Commission on March 30, 2011.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 31, 2009, JANUARY 30, 2010 AND JANUARY 29, 2011
(In Thousands)
	Fiscal Year
	2008	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58,408	$71,155	$85,799
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in deferred taxes	1,311	(2,537)	2,751
Depreciation and amortization	20,609	22,382	24,479
Loss on disposition of assets	279	160	357
Asset impairment charges	1,240	1,554	1,215
Equity compensation	-	-	1,252
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,549)	1,544	(3,665)
(Increase) in inventories	(2,417)	(9,079)	(14,989)
(Increase) decrease in prepaids and other current assets	817	1,741	(3,459)
Decrease in non-current assets	27	61	83
Increase (decrease) in accounts payable	(17,609)	(11,549)	13,280
Increase in accrued expenses	8,018	12,120	1,738
Increase (decrease) in deferred rent	4,558	(2,890)	(2,574)
Increase (decrease) in other noncurrent liabilities	(152)	86	(28)
Net cash provided by operating activities	73,540	84,748	106,239
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for capital expenditures	(35,105)	(16,333)	(29,352)
Proceeds from disposal of assets	197	-	-
Proceeds from maturities of short-term investments	-	34,951	169,736
Payments to acquire short-term investments	-	(204,687)	(189,789)
Net cash used for investing activities	(34,908)	(186,069)	(49,405)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan agreement	-	-	-
Repayment of borrowings under revolving loan agreement	-	-	-
Income tax benefit from exercise of stock options	625	65	1,300
Proceeds from issuance of common stock	1,536	234	1,013
Fractional share payments	-	-	(21)
Net cash provided by financing activities	2,161	299	2,292
Net increase (decrease) in cash and cash equivalents	40,793	(101,022)	59,126
CASH AND CASH EQUIVALENTS, beginning of year	82,082	122,875	21,853
CASH AND CASH EQUIVALENTS, end of year	$122,875	$21,853	$80,979

Note: The foregoing audited Consolidated Statements of Cash Flows are excerpts from our Consolidated Financial Statements for each of the three years ended January 29, 2011 and do not include the Notes, which are considered an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2011 which was filed with the Securities and Exchange Commission on March 30, 2011.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com